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                                                                      Exhibit 21


Exhibit (21) - Subsidiaries

At January 2, 1999, the Company owned the following subsidiaries, all of which are included in the consolidated financial statements filed as part of the Form 10-K:

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                                                                      PERCENT
                                            STATE OF                    OF
SUBSIDIARIES                             INCORPORATION               OWNERSHIP
--------------------------------------------------------------------------------
Carlon Chimes Co.                           Delaware                    100
Lamson & Sessions Ltd.                      Ontario, Canada             100
LMS Asia Limited                            Hong Kong                   100
LMS S.A. Limitada                           Chile                       100
Dimango Products Corporation                Michigan                    100